UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2025

KINGSWAY FINANCIAL SERVICES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15204 (Commission File Number)	85-1792291 (IRS Employer Identification No.)

10 S. Riverside Plaza, Suite 1520 Chicago, IL (Address of principal executive offices)		60606 (Zip Code)

Registrant’s telephone number, including area code: (312) 766-2138

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KFS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)          On March 31, 2025, the Board of Directors (the “Board”) of Kingsway Financial Services Inc. (the “Company”) appointed Adam Patinkin and Joshua Horowitz as directors of the Company, with immediate effect.

In connection with their service as non-employee directors, Mr. Patinkin and Mr. Horowitz will be compensated in accordance with the Company’s standard compensation policies and practices for non-employee directors of the Board as described in the Company’s Proxy Statement for its 2024 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 10, 2024.

Item 7.01         Regulation FD Disclosure.

The Company issued a press release on March 31, 2025 announcing the appointment of each of Mr. Patinkin and Mr. Horowitz to the Company’s Board.

The press release is filed herewith as Exhibit 99.1 and is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits.

The following exhibits are furnished as a part of this report:

Exhibit Number	Description
99.1	Press Release

104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSWAY FINANCIAL SERVICES INC.

Date: April 1, 2025	By:	/s/ John T. Fitzgerald
Name: John T. Fitzgerald Title: Chief Executive Officer, President and Director